UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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LAKES ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROXIES AND VOTING
PROPOSAL FOR ELECTION OF DIRECTORS (Proposal One)
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
CORPORATE GOVERNANCE
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Two)
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF SHAREHOLDERS
SOLICITATION
OTHER MATTERS
Appendix A
Appendix B
Appendix C

130 Cheshire Lane
Minnetonka, Minnesota 55305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 1, 2011

To the Shareholders of Lakes Entertainment, Inc.:

Please take notice that our Board of Directors has called the annual meeting of shareholders of Lakes Entertainment, Inc. (“Annual Meeting”) to be held at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota 55416 at 3:00 p.m. local time on Wednesday, June 1, 2011, or at any adjournment or postponements of the Annual Meeting, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors to our Board of Directors;

2.	The ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the 2011 fiscal year; and

3.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Pursuant to due action of our Board of Directors, shareholders of record on April 8, 2011, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors

Timothy J. Cope,
President, Chief Financial Officer, and
Treasurer

April 15, 2011

IMPORTANT NOTICE

PLEASE VOTE BY TELEPHONE OR INTERNET, OR, IF YOU RECEIVED PAPER COPIES OF OUR PROXY MATERIALS, YOU CAN ALSO MARK, DATE, SIGN AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. WHEN YOU SUBMIT YOUR VOTE, PLEASE ALSO INDICATE WHETHER YOU ARE PLANNING TO ATTEND THE
MEETING.

LAKES ENTERTAINMENT, INC.
130 Cheshire Lane
Minnetonka, Minnesota 55305

PROXY STATEMENT

Annual Meeting of Shareholders to be Held
June 1, 2011

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lakes Entertainment, Inc. (“Lakes” or the “Company”) to be used at our annual meeting of shareholders (“Annual Meeting”) to be held at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota 55416 at 3:00 p.m. local time on Wednesday, June 1, 2011 the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors to our Board of Directors;

2.	The ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the 2011 fiscal year; and

3.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The approximate date on which we first sent this proxy statement and the accompanying proxy to our shareholders was April 15, 2011.

PROXIES AND VOTING

Only shareholders of record at the close of business on April 8, 2011 (“Record Date”) for the Annual Meeting will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. There were 26,405,679 shares of our common stock outstanding on the Record Date, which is the only class of our capital stock entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent to most of our shareholders the Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2010 Annual Report on-line. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail, unless they request to receive one.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 1, 2011: This Proxy Statement and our 2010 Annual Report are available at www.lakesentertainment.com/proxy

To vote your shares, please follow the instructions on the Notice you received for our Annual Meeting of Shareholders. If you received paper copies of our proxy materials, we have enclosed a proxy card for you to use to vote your shares. In order to register your vote, complete, date and sign the proxy card and return it in the enclosed envelope or vote your proxy by telephone or Internet in accordance with the voting instructions on the proxy card.

Each proxy returned to the Company will be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, it will be voted in favor of the proposals set forth in this proxy statement. For Proposal One, the six nominees who receive the highest number of affirmative votes will be elected as directors. Proposal Two requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement has the unconditional right to revoke the proxy at any time prior to its use at the Annual Meeting. A shareholder can change his or her proxy or vote in one of three ways: (1) send a signed notice of revocation to our Secretary to revoke the previously given proxy; (2) send a completed proxy card bearing a later date than the previously given proxy to our Secretary indicating the change in your vote; or (3) attend the Annual Meeting and vote in person, which will automatically cancel any proxy previously given, or the shareholder may revoke his or her proxy in person, but a shareholder’s attendance alone at the Annual Meeting will not revoke any proxy that the shareholder has previously given. If a shareholder chooses either of the first two methods, the shareholder must take the described action prior to the start of the Annual Meeting. Once voting on a particular matter is completed at the Annual Meeting, a shareholder will not be able to revoke his or her proxy or to change his or her vote as to that matter. Unless a shareholder’s proxy is so revoked or changed, the shares of common stock represented by each proxy received by the Company will be voted at the Annual Meeting and at any adjournments or postponements thereof. If a shareholder’s shares of common stock are held in street name by a broker, bank or other financial institution, such shareholder must contact it to change his or her vote.

All shares represented by proxies will be voted for the election of the nominees for the Board of Directors named in this proxy statement and for the ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, (“PBTK”) as the Company’s independent registered public accounting firm for the 2011 fiscal year, unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A “withheld” vote will be counted for purposes of determining whether there is a quorum, but will not be voted in favor of the nominee with respect to whom authority has been withheld. A proxy voted “abstain” with respect to Proposal Two will not be voted, although it will be considered present and entitled to vote, and thus has the same effect as a negative vote. A broker non-vote is treated as present for purposes of determining a quorum, but will not be counted as shares entitled to vote and will have no effect on the result of the vote.

Effect of Not Casting Your Vote.  If you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal One), no votes will be cast on your behalf in that proposal. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Two). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this proxy statement and “FOR” the ratification of the appointment of PBTK as our independent registered public accounting firm for the 2011 fiscal year.

While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment or postponements thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

PROPOSAL FOR ELECTION OF DIRECTORS
(Proposal One)

Our Board of Directors currently consists of six directors. All of the current directors have been nominated for election by the Board of Directors. If elected, each nominee will hold office until the next Annual Meeting of the shareholders, or until his successor is elected and shall have been qualified. All nominees have consented to be named and have indicated their intention to serve as members of the Board of Directors, if elected. The number of members constituting our Board of Directors has been previously set by shareholders at seven. The existing vacancy on the Board of Directors results from a prior resignation of a director. Notwithstanding the existing vacancy on the Board of Directors, proxies cannot be voted for more than six individuals, which number represents the number of nominees named by the Board of Directors.

The biographies of each of the nominees below contains information each director has given us regarding the person’s service as a director, business experience and director positions held currently or at any time during the last five years. In addition, we describe below the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

Name and Age of	Principal Occupation, Business Experience	Director
Director	For Past Five Years and Directorships of Public Companies	Since

Lyle Berman	Chairman of the Board and Chief Executive Officer of	1998
Age 69	Lakes Entertainment, Inc. since June 1998 and Chairman of the Board of Directors of Grand Casinos, Inc. (the predecessor to Lakes) from October 1991 through December of 1998. Mr. Berman served as President of Lakes from November 1999 until May 2003. Mr. Berman has also served as the Executive Chairman of the Board of WPT Enterprises, Inc. (now known as Voyager Oil & Gas, Inc.) from its inception in February 2002, and had served as its Chief Executive Officer from February 25, 2005 until April 1, 2005. Mr. Berman has also been Chairman of the Board of PokerTek, Inc. since January 2005. Mr. Berman also served as Chief Executive Officer of Rainforest Café, Inc. from February 1993 until December 2000. We believe Mr. Berman’s qualifications to sit on our Board of Directors include his over 20 years of experience in the casino industry, including serving as our Chairman and Chief Executive Officer since 1998, his extensive executive experience running large national companies, and his particular strengths in strategic operations and strategy, food and beverage, and retail sales.
Timothy J. Cope Age 59	President of Lakes Entertainment, Inc. since May 2003 and Chief Financial Officer, Treasurer, and a director of Lakes Entertainment since June 1998. Mr. Cope has served as a director of WPT Enterprises, Inc. (now known as Voyager Oil & Gas, Inc.) from March 2002 through May 2009. Mr. Cope served as Secretary of Lakes Entertainment, Inc. from June 1998 until December 31, 2007. Mr. Cope served as an Executive Vice President of Lakes Entertainment, Inc. from June 1998 until May 2003. Mr. Cope held the positions of Executive Vice President, Chief Financial Officer and Director of Grand Casinos, Inc. from 1993 through 1998. We believe Mr. Cope’s qualifications to sit on our Board of Directors include over 30 years of experience in the casino industry, including more than 12 years as an officer of our company. He also has extensive experience in corporate finance, strategic planning, public company financial reporting and gaming operations.	1998
Neil I. Sell Age 69	Director of Lakes Entertainment, Inc. since June 1998. Since 1968, Mr. Sell has been engaged in the practice of law in Minneapolis, Minnesota with the firm of Maslon Edelman Borman & Brand, LLP, which in the past, had rendered legal services to Lakes. We believe Mr. Sell’s qualifications to sit on our Board of Directors include his over 42 years of practicing law combined with his extensive experience in corporate legal and corporate governance matters.	1998

Name and Age of	Principal Occupation, Business Experience	Director
Director	For Past Five Years and Directorships of Public Companies	Since

Ray M. Moberg Age 62	Director of Lakes Entertainment, Inc. since December 2003. Mr. Moberg retired from Ernst & Young in 2003 after serving for 33 years, including as managing partner of its Reno office from 1987 until his retirement. Mr. Moberg also served as a director of WPT Enterprises, Inc. (now known as Voyager Oil & Gas, Inc.) until April 2010. We believe Mr. Moberg’s qualifications to sit on our Board of Directors include his financial expertise and his years of experience providing strategic advisory services to complex organizations.	2003
Larry C. Barenbaum Age 64	Director of Lakes Entertainment, Inc. since February 2006. Mr. Barenbaum has been Chief Executive Officer of Christopher & Banks Corporation, a publicly held national specialty retailer of women’s apparel, since January 2011. Mr. Barenbaum has served on the Christopher & Banks Corporation Board since March 1992. Since November 1991, Mr. Barenbaum has been engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industry. We believe Mr. Barenbaum’s qualifications to sit on our Board of Directors include his extensive experience in the sales and marketing area.	2006
Richard D. White Age 57	Director of Lakes Entertainment, Inc. since December 2006. Mr. White has been a Managing Director and head of the Private Equity and Special Products Department of Oppenheimer & Co. Inc. since June 2004. From 2002 to June 2004, he served as President of Aeolus Capital Group LLC, a private equity and investment management firm. From 1985 until 2002, he was a Managing Director at CIBC Capital Partners, an affiliate of CIBC World Markets, and its predecessor firm, Oppenheimer & Co., Inc. During that time, Mr. White worked in both the Investment Banking and Private Equity Investing departments. Mr. White is a director of Escalade Inc., a manufacturer of sporting goods and office products; and G-III Apparel Group, Ltd. Mr. White also serves as Chairman of the Board of Mercury Energy, Inc., a solar energy systems integration company. From 2003 to 2008, Mr. White served as a director for ActivIdentity Corp. We believe Mr. White’s qualifications to sit on our Board of Directors include his investment banking experience, his managerial experience and his expertise in corporate finance and strategic planning.	2006

EXECUTIVE COMPENSATION

Elements of Compensation

For the fiscal year ended January 2, 2011, referred to as fiscal 2010, the principal components of compensation for our only two named executive officers, Lyle Berman (Chief Executive Officer), and Timothy J. Cope (President), included base salary, annual incentive bonus compensation and long term equity incentives.

Base salary.  The base salaries of Lyle Berman and Timothy J. Cope were established in their respective employment agreements. Their base salaries were not increased in fiscal 2010. We use base salary to recognize the experience, skills, knowledge and responsibilities required of our named executive officers in their roles. The Compensation Committee (“Committee”) reviews each named executive officer’s salary and makes adjustments, as appropriate. The Committee also considers a number of factors including market data taken from the public filings of public companies in the gaming industry, internal review of the executive’s compensation (both individually and relative to other executives), level of the executive’s responsibility, and individual performance of the executive. Consistent with fiscal 2009 base salaries, the base salaries of the named executive officers continued to be the biggest portion of the name executives’ compensation in fiscal 2010.

We and the Committee believed that the base salaries of the named executive officers for fiscal 2010 were at acceptable market rates.

Annual incentive cash bonus.  Annual incentive cash bonuses are intended to reward individual and Company performance during the year. The annual incentive cash bonuses range is 0% — 80% of the named executive officer’s base salary. The bonuses are determined on a discretionary basis by the Committee based on the performance of the Company and the named executive officer for the completed fiscal year. The annual incentive cash bonus awards made to named executive officers in April 2011 for performance in fiscal 2010 are reflected in the Summary Compensation Table. The Committee approved these discretionary annual incentive cash bonuses due to achievement of strategic fiscal 2010 corporate goals, including, among other things, operating results in line with expectations of the Four Winds Casino for the Pokagon Band of Potawatomi Indians. The annual incentive bonus program is reviewed annually by the Committee to determine whether it is achieving its intended purpose. We and the Committee believe it achieved its purpose in 2010.

Long term equity incentive.  The Company traditionally uses stock options to motivate our named executive officers to increase long-term shareholder value. The Committee will consider providing other forms of equity-based compensation awards to named executive officers under the 2007 plan, which may be subject to performance goals, rather than just in the form of stock option grants. Grants of equity-based awards to named executive officers under the 2007 plan are made from time to time at regularly scheduled meetings of the Committee in line with our past practices. In 2009, the Committee granted restricted stock units to named executive officers in addition to stock options. Awards may not necessarily be made each year if the Committee decides that the Company’s strategic and financial performance does not merit awards or the Committee believes that the named executive officer has received a sufficient amount of equity-based awards. In anticipation of the expected future requirements under the Dodd-Frank Act, the option grants since October 2010 include a recoupment or “claw back” provision.

Personal benefits and perquisites.  Mr. Berman and Mr. Cope have personal benefits and perquisites provided under their respective employment agreements. Both agreements were negotiated and executed February 15, 2006, and amended effective February 15, 2009. The Company and the Committee believe that the benefits and perquisites are reasonable and consistent with the compensation program to better enable the Company to retain superior employees for key positions. These two officers are allowed personal use of the Company’s aircraft and term life insurance coverage paid by the Company. The value of these benefits and perquisites is set forth in the Summary Compensation Table.

Post-termination benefits.  Mr. Berman and Mr. Cope have post-termination benefits as provided in their respective employment agreements. See “Potential Payments Upon Termination or Change-In Control” for a discussion of those benefits. We provided these benefits to Mr. Berman and Mr. Cope as they were part of the compensation package they negotiated as part of their employment agreements.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the last two fiscal years awarded to or earned by (i) each individual that served as our Chief Executive Officer during fiscal 2010 and (ii) our only other individual who served as an executive officer of the Company during and at the end of fiscal 2010. The Chief Executive Officer and the other executive officer listed below are collectively referred to in this proxy statement as the named executive officers.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)	($)

Lyle Berman,	2010	500,000	100,000	—	129,600	209,574 (3)	939,174
Chairman of the Board, Chief Executive	2009	500,000	100,000	97,500	73,770	204,338	975,608
Officer
Timothy J. Cope,	2010	350,000	70,000	—	129,600	22,721 (4)	572,321
President, Chief Financial Officer and	2009	350,000	70,000	97,500	73,770	22,285	613,555
Treasurer

(1)	Includes cash compensation deferred at the election of the executive officer under the terms of the Company’s 401(k) Savings Incentive Plan.

(2)	Includes full grant date fair value of each award under FASB Accounting Standards Codification Topic 718. The full grant date fair value is the amount the Company will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating the stock option award amounts may be found in Note 2 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended January 2, 2011. Fiscal 2010 includes the October 15, 2010 grant of options to purchase 80,000 shares granted to each of Mr. Berman and Mr. Cope. The exercise price of these options is $1.89 per share and the options vest one-third on the first through third anniversaries of the date of grant.

(3)	Amount primarily represents the incremental cost to the Company arising from Mr. Berman’s personal use of the Company’s corporate jet of $149,390. This amount also includes payment by the Company of term life and executive disability insurance premiums of approximately $43,184, matching contributions by the Company under the Company’s 401(k) Savings Incentive Plan of $9,800, and travel and expense allowance of $7,200.

(4)	Amount includes matching contributions by the Company under the Company’s 401(k) Savings Incentive Plan of $9,800, payment by the Company of term life and executive disability insurance premiums of approximately $5,721 and travel and expense allowance of $7,200.

Employment Agreements for Chief Executive Officer and President.  The Company entered into employment agreements dated as of February 15, 2006 with Lyle Berman and Timothy J. Cope to employ them as members of the Company’s senior management. Under the agreements, the named executive officers are required to perform such duties as may be designated by the Company’s Board of Directors from time to time. Each agreement had an initial term of 36 months and both agreements were amended in 2009 for an additional 36 month term, which commenced February 15, 2009. The term of each agreement automatically extends for successive one-year periods unless at least 60 days prior to the end of a term, the Company or the named executive officer gives notice to the other of an election to terminate the agreement at the end of the current term. In addition, the agreement may be terminated (a) upon the death or disability (as defined in the agreement) of the named executive officer; (b) by the Company for cause (as defined in the agreement); (c) by the Company without cause; (d) as a result of a constructive termination (as defined in the agreement); or (e) by the named executive officer at any time upon providing 60 days advance written notice to the Company. Under the terms of the agreements, Mr. Berman and Mr. Cope receive a base salary of $500,000 and $350,000, respectively, or such other amount as may be determined by the Company in its sole discretion, and a monthly travel and expense fee in the amount of $600. They are also entitled to participate in Lakes’ discretionary incentive compensation program and to receive other benefits provided by the Company to senior executives. Each employment agreement also contains customary confidentiality provisions and a two-year post-employment non-solicitation covenant. Each employment agreement also contains an arbitration clause.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to equity awards outstanding at the end of fiscal 2010 for each named executive officer.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of	Market Value
	Underlying	Underlying				Shares or Units	of Shares or
	Unexercised Options	Unexercised Options		Option Exercise		of Stock That	Units of Stock
	(#)	(#)		Price	Option Expiration	Have Not	That Have Not
Name	Exercisable	Unexercisable		($)	Date	Vested (#)	Vested ($)

Lyle Berman	10,000	20,000	(1)	3.25	1/28/2019	20,000 (1)	57,000
	117,404	117,405	(2)	3.40	9/22/2019	—	—
	3,733	14,934	(3)	3.40	9/22/2019	—	—
	—	80,000	(1)	1.89	10/15/2020	—	—
Timothy J. Cope	10,000	20,000	(1)	3.25	1/28/2019	20,000 (1)	57,000
	58,702	58,702	(2)	3.40	9/22/2019	—	—
	3,733	14,934	(3)	3.40	9/22/2019	—	—
	—	80,000	(1)	1.89	10/15/2020	—	—

(1)	Awards vest in equal installments over a three-year period, beginning on the first anniversary of the date of each grant. The employee must be employed by Lakes on the anniversary date in order to vest in any shares that year. Vested options are exercisable for ten years from the date of grant.

(2)	Awards vest in equal installments over a two-year period, beginning on the first anniversary of the date of each grant. The employee must be employed by Lakes on the anniversary date in order to vest in any shares that year. Vested options are exercisable for ten years from the date of grant.

(3)	Awards vest in equal installments over a five-year period, beginning on the first anniversary of the date of each grant. The employee must be employed by Lakes on the anniversary date in order to vest in any shares that year. Vested options are exercisable for ten years from the date of grant.

Potential Payments Upon Termination or Change-In-Control

The table below describes the potential payments and benefits payable to each of the named executive officers who have employment agreements with the Company upon termination of employment due to disability, by the Company without cause, due to a constructive discharge, due to the named executive officer’s voluntary resignation, by the Company with cause, expiration of the initial or renewal term of the named executive officer’s employment agreement, and involuntary termination within two years following a change-in-control. The amounts shown in the table assume that such termination was effective as of January 2, 2011 and includes all amounts earned through that date and are estimates of the amounts that would be paid out to the named executive officers upon their termination of employment. The actual amounts to be paid out can only be determined at the time a named executive officer in fact terminates employment with the Company.

			Acceleration
			and
			Continuation of
		Continuation of	Options
Named	Cash	Medical and	(unamortized		Total
Executive	Severance	Dental Benefits	expense as of	Excise Tax	Termination
Officer;	Payment	(Present Value)	1/2/2011)	Gross-Up	Benefits
Termination Event	($)	($)	($)	($)	($)

Lyle Berman
— Disability	250,000	10,117	215,055	79,889	555,061
— Involuntary Termination without Cause	600,000	20,354	215,055	286,075	1,121,484
— Constructive Discharge	600,000	20,354	215,055	286,075	1,121,484
— Voluntary Termination	—	—	215,055	—	215,055
— For Cause Termination	—	—	215,055	—	215,055
— Expiration of Term	—	—	215,055	—	215,055
— Involuntary Termination after Change-in-Control	1,361,000	—	215,055	761,159	2,337,214
Timothy J. Cope
— Disability	175,000	13,447	215,055	99,074	502,719
— Involuntary Termination without Cause	420,000	26,894	215,055	300,716	962,665
— Constructive Discharge	420,000	26,894	160,867	300,716	962,665
— Voluntary Termination	—	—	215,055	—	215,055
— For Cause Termination	—	—	215,055	—	215,055
— Expiration of Term	—	—	215,055	—	215,055
— Involuntary Termination after Change-in-Control	938,000	—	215,055	691,223	1,844,278

Regular Benefits.  The amounts shown in the above table do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include payment of accrued, but unused vacation pay.

Death.  A termination of employment due to death does not entitle the named executive officers to any payments or benefits that are not available to salaried employees generally.

Disability.  Each of the employment agreements for Mr. Berman and Mr. Cope provides that if the agreement is terminated due to the executive’s disability, the executive would be entitled to receive an amount equal to six months of his then base salary and the continuation of medical and dental benefits for the executive and his dependents during the six months following any such termination.

Involuntary Termination without Cause or Constructive Discharge.  If either Mr. Berman or Mr. Cope is terminated without cause or through constructive discharge, he would be entitled to:

•	base salary (including any accrued vacation) through the termination date;

•	severance benefits equal to the accrued and unpaid base salary for 12 months, or for the period of time remaining in the term of employment, whichever is longer;

•	equivalent of bonus or incentive compensation (based upon the average bonus percentage rate for the two fiscal years of the Company preceding such termination) for 12 months, or for the period of time remaining in the term of the employment agreement, whichever is longer;

•	all medical and dental insurance benefits during the severance period; and

•	all outstanding options to purchase shares of stock in the Company immediately vest and become immediately exercisable for two years after the date on which executive ceases to be employed by the Company.

Involuntary Termination after Change-in-Control.  If the employment of Mr. Berman or Mr. Cope is terminated without cause or due to constructive discharge within two years following a change-in-control, he would be entitled to:

•	all compensation due and payable to, or accrued for, the benefit of the executive as of the date of termination;

•	a lump sum payment equal to two times the executive’s annual compensation (which is defined as the executive’s (i) annual base salary plus annual bonus or incentive compensation computed at par levels, (ii) an amount equal to the annual cost to executive of obtaining annual health care coverage comparable to that currently provided by the Company, (iii) an amount equal to any normal matching contributions made by the Company on executive’s behalf in the Company’s 401(k) plan, (iv) annual automobile allowance, if any, and (v) an amount equal to the annual cost to the executive of obtaining life insurance and insurance coverage for accidental death and disability insurance comparable to that provided by the Company);

•	all outstanding options to purchase shares of stock in the Company immediately vest and become immediately exercisable for two years after the date on which executive ceases to be employed by the Company;

•	the Company must use its best efforts to convert any then existing life insurance and accidental death and disability insurance policies to individual policies in the name of the executive; and

•	if payments are made to the executive, or the value of other benefits received by the executive, in connection with the change of control exceed certain limits, Section 280G of the Internal Revenue Code imposes an excise tax on the employee, the costs of this excise tax, including related tax gross-ups, will be borne by the Company.

In exchange for these payments, Mr. Berman and Mr. Cope are subject to non-solicitation covenants covering the Company’s employees, persons or entities that are doing business with the Company, and anyone that is an active prospect to do business with the Company, for a period of two years following termination of employment with the Company.

Stock Option Acceleration and Continuation.  Upon the termination of the employment of Mr. Berman or Mr. Cope for any reason, including death, disability, expiration of the initial term, nonrenewal, termination by the Company with or without cause, termination by the executive with notice, due to a constructive discharge or within two years of a change of control, all stock options held by the executive immediately vest and become immediately exercisable by the executive or his legal representative for a period of two years following the date of termination of the executive’s employment.

Excise Tax Gross-Up.  If payments are made to Mr. Berman or Mr. Cope, or the value of other benefits received by them, in connection with the change-in-control exceed certain limits, Section 280G of the Internal Revenue Code imposes an excise tax on the employee. The costs of this excise tax, including related tax gross-ups, will be borne by the Company.

Executive Officers of Lakes Entertainment

The table below lists the executive officers of the Company as of January 2, 2011:

Name	Age	Position(s) with Lakes Entertainment

Lyle Berman	69	See Proposal One (Election of Directors) above.
Timothy J. Cope	59	See Proposal One (Election of Directors) above.

DIRECTOR COMPENSATION

The following table sets forth the cash and non-cash compensation for fiscal 2010 awarded to or earned by each of our directors who is not also a named executive officer.

	Fees Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)	($)	($)	($)

Neil I. Sell	64,000	—	—	—	64,000
Ray Moberg	77,000	—	—	—	77,000
Larry C. Barenbaum	70,000	—	—	—	70,000
Richard D. White	68,000	—	—	—	68,000
Morris Goldfarb(2)	15,500	—	—	—	15,500

(1)	We pay an annual fee of $50,000 to each of our directors who is not otherwise employed by us or our subsidiaries, referred to as a non-employee director. We also pay each non-employee director a fee of $1,000 for each meeting of the Board of Directors attended and $1,000 for each committee meeting that the Board of Directors attended. We also pay the Chairman of our Audit Committee an additional annual fee of $10,000 for serving in such capacity.

(2)	On March 19, 2010, Morris Goldfarb resigned from the board of directors of the Company.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of the six members identified under Proposal One (Proposal for Election of Directors). The following directors, which constitute a majority of the Board of Directors, are “independent directors” as such term is defined in The NASDAQ Stock Market’s listing standards, referred to as Nasdaq listing standards: Larry C. Barenbaum, Ray Moberg, Neil I. Sell and Richard D. White. The independent directors meet without management present at substantially all meetings of the Board of Directors.

The Board of Directors has established an Audit Committee, a Corporate Governance Committee and a Compensation Committee. The Board of Directors held 10 meetings during fiscal 2010. None of our directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2010, and (ii) the total number of meetings held by all committees of the Board on which such director served.

Ability of Shareholders to Communicate with the Company’s Board of Directors

We have established several means for shareholders and others to communicate with our Board of Directors. If a shareholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairperson of the Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to a member of the Corporate Governance Committee in care of our Secretary at our headquarters address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of our Secretary at our headquarters address. All such shareholder communications will be forwarded to the applicable director(s).

Director Attendance at Annual Meetings of Shareholders

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of shareholders but the Company does encourage its Board members to attend such meetings. A total of four of our directors attended the Company’s 2010 annual meeting of shareholders.

Board’s Role in Risk Oversight

It is the job of our chief executive officer, president, chief financial officer, general counsel, and other members of our senior management to identify, assess, and manage our exposure to risk. The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily by the full Board as well as through committees. The Board satisfies this responsibility through regular reports directly from officers responsible for oversight of particular risks within the Company.

Executive Chairman

The Board of Directors currently combines the role of Chairman of the Board with the role of Chief Executive Officer. The Board of Directors believes this provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy. The Board of Directors has not appointed a lead independent director.

Audit Committee of the Board of Directors

The Board of Directors has established a three-member Audit Committee that consists of Larry C. Barenbaum, Richard D. White and Ray Moberg, who is the chairperson of the audit committee. The audit committee operates under an amended and restated written charter adopted by the Board of Directors on April 11, 2011, and a copy of this charter is attached as Appendix A to this proxy statement. The primary functions of the Audit Committee are (i) to serve as an independent and objective party to monitor our financial reporting process and internal control system, (ii) to review and appraise the audit efforts of our independent auditors, and (iii) to provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee (or designated members of the Audit Committee) review and pre-approve the performance of all audit and non-audit accounting services to be performed by our independent registered public accounting firm (auditors), other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee held seven meetings during fiscal year 2010. The Audit Committee also held executive sessions on several occasions during the year where Company management was not present.

The Board of Directors has determined that at least one member of the Audit Committee, Mr. Moberg, is an “Audit Committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in the Nasdaq listing standards. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

Report of the Audit Committee

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. In connection with these responsibilities, the Audit Committee has reviewed audited financial statements of Lakes Entertainment, Inc. for fiscal 2010 and discussed them with management.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as adopted and amended by the Public Company Accounting Oversight Board under Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed the independent registered public accounting firm’s independence with the independent auditors.

The Audit Committee, based on the review and discussions described above, recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for fiscal 2010.

This report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference into such other filings.

AUDIT COMMITTEE

Larry C. Barenbaum
Ray Moberg
Richard D. White

Corporate Governance Committee of the Board of Directors

The Board of Directors has established a two-member corporate Governance Committee that consists of Neil I. Sell and Richard D. White, each of whom satisfies the independence requirements of the Nasdaq listing standards. The Corporate Governance Committee held two meetings during fiscal year 2010.

The primary role of the Corporate Governance Committee is to (1) develop the overall corporate governance policies for the Company and (2) consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance Committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

The Corporate Governance Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. Additionally, the Board will consider whether or not the candidate would be found suitable to be issued a gaming license. This is a requirement of continued Board membership. If the Corporate Governance Committee approves a candidate for further review following an initial screening, the Corporate Governance Committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the Corporate Governance Committee, along with our Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors on April 25, 2005, and a copy of this charter is attached as Appendix B to this proxy statement.

Recommendations for candidates to be considered for election to the Board at our annual shareholder meetings may be submitted to the Corporate Governance Committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Corporate Governance Committee. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the Corporate Governance Committee, in care of our Secretary at our headquarters address, at least 120 days prior to the mailing date of the previous year’s Annual Meeting proxy statement. To enable the committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;

•	A representation that the nominating shareholder is a holder of record of our common stock and entitled to vote at the current year’s Annual Meeting;

•	A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

•	Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if so elected.

Compensation Committee of the Board of Directors

The Board of Directors has established a two member Compensation Committee that consists of Larry C. Barenbaum and Neil I. Sell, each of whom satisfies the independence requirements of the Nasdaq listing standards. Mr. Barenbaum and Mr. Sell are also “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written amended and restated charter adopted by the Board of Directors on February 28, 2011, and a copy of this charter is attached as Appendix C to this proxy statement. The Compensation Committee reviews our remuneration policies and practices, makes recommendations to the full Board of Directors in connection with all compensation matters affecting us and administers our incentive compensation plans.

The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of named executive officer compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors hired by the Compensation Committee. During the first quarter of 2011 the Company President and Human Resources Department performed a review of all Lakes employee salary levels by position. The review utilized various independent sources. A report was presented to the Compensation Committee.

The Compensation Committee meets as often as its members deem necessary to perform the Compensation Committee’s responsibilities but in no event less than twice annually. The chair of the Compensation Committee presides at each meeting. In consultation with the other members of the Compensation Committee, the chair sets the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chair of the Compensation Committee also ensures that the agenda for each meeting is circulated to each Compensation Committee member in advance of the meeting. In addition, the Compensation Committee makes regular reports to the Board and proposes any necessary action to the Board.

In fiscal 2010, the Compensation Committee met on three occasions. The committee members participated in each of those meetings and, where appropriate, management was also present at the meetings. The recommendations of the Compensation Committee for named executive officer compensation for fiscal 2010 were made to the Board, which subsequently adopted the Compensation Committee’s recommendations without modifications. The Chief Executive Officer does not participate in deliberations concerning, or vote on, the compensation arrangements for himself. Additional information regarding the Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed under the heading “Executive Compensation — Elements of Compensation.”

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. Independent registered public accounting firms play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Piercy Bowler Taylor & Kern, Certified Public Accountants, referred to herein as PBTK, as our independent registered public accounting firm for the 2011 fiscal year. Although it is not required to do so, the Audit Committee and the full Board of Directors wishes to submit the appointment of PBTK for shareholder ratification at the Annual Meeting. Representatives of PBTK are expected to be present at the Annual Meeting to answer your questions and to make a statement if they desire to do so.

If the shareholders do not ratify the appointment of PBTK, the Audit Committee may reconsider its selection, but is not required to do so. Even if the shareholders ratify the appointment of PBTK at the Annual Meeting, the Audit Committee, in its sole discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in our best interests and the best interests of our shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

The following table presents fees for professional audit and other services rendered by PBTK during fiscal 2010 and fiscal 2009.

	Fees for 2010	Fees for 2009

Audit Fees(1)	$214,328	$292,577
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$214,328	$292,577

(1)	Audit Fees consisted principally of quarterly reviews and annual audits of the Company’s consolidated financial statements. Audit Fees for 2009 also included an audit of internal control over financial reporting.

The Audit Committee of the Board of Directors has reviewed the fees billed by PBTK during fiscal year 2010 and, after consideration, has determined that the receipt of these fees by PBTK is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with PBTK and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC, including those designed to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

Pre-Approval of Audit and Non-Audit Services

As permitted under applicable law, our Audit Committee may pre-approve from time to time certain types of services, including tax services, to be provided by our independent registered public accounting firm. As provided in the charter of the Audit Committee, and in order to maintain control and oversight over the services provided by our independent registered public accounting firm, it is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), and not to engage the independent registered public accounting firm to provide any non-audit services prohibited by law or regulation. For administrative convenience, the Audit Committee may delegate pre-approval authority to Audit Committee members who are also independent members of the Board of Directors, but any decision by such a member on pre-approval must be reported to the full Audit Committee at its next regularly scheduled meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the close of business on the April 8, 2011, the record date, there were 26,405,679 shares of our common stock issued and outstanding, which is the only class of capital stock entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) all persons known by us to be the owner (or deemed to be the owner pursuant to the rules and regulations of the SEC), of record or beneficially, of more than 5% of our outstanding common stock, (ii) each of the directors and nominees for election to the Board of Directors, (iii) each named executive officer, and (iv) all directors and executive officers as a group, in each case based upon beneficial ownership reporting of our common stock as of such date. Except as otherwise indicated, the information is given as of the Record Date, the mailing address of each shareholder is 130 Cheshire Lane, Minnetonka, Minnesota 55305, and, unless otherwise noted, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

	Shares of Lakes
	Common Stock	Percentage of Common
Name and Address	Beneficially Owned	Stock Outstanding(8)

Lyle Berman(1)	3,988,625	15.1%
Timothy J. Cope(2)	200,019	0.8
Larry C. Barenbaum(3)	8,702	*
Ray M. Moberg(4)	24,343	*
Neil I. Sell(5)	2,334,783	8.8
Richard D. White(6)	8,986	*
All Lakes Entertainment, Inc. Directors and Executive Officers as a Group (6 people including the foregoing)(7)	6,565,458	24.9

*	Less than one percent.

(1)	Includes 422,806 shares held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman, 323,000 shares owned by Mr. Berman through a Berman Consulting Corporation profit sharing plan, 3,091,682 shares owned by Lyle A. Berman Revocable Trust and options to purchase 141,137 shares. Excludes 549,984 shares which Mr. Berman has the right to purchase from his former spouse under certain conditions.

(2)	Includes options to purchase 82,435 shares.

(3)	Includes options to purchase 5,369 shares.

(4)	Includes options to purchase 21,010 shares.

(5)	Includes an aggregate of 2,278,541 shares held by four irrevocable trusts for the benefit of Lyle Berman’s children with respect to which Mr. Sell has shared voting and dispositive powers as a co-trustee. Mr. Sell has disclaimed beneficial ownership of such shares. Also includes options to purchase 44,511 shares.

(6)	Includes options to purchase 5,653 shares.

(7)	Includes shares held by corporations controlled by such officers and directors and shares held by trusts of which such officers and directors are trustees. Also includes options to purchase 300,115 shares.

(8)	Shares of our common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire them as of the Record Date, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lyle Berman Family Partnership Interest in Contract Obligation to Third Party

In conjunction with the opening of the Four Winds Casino Resort in 2007, we incurred an obligation to pay an aggregate of approximately $11 million to an unrelated third party during the term of our management contract with the Pokagon Band of Potawatomi Indians. As of January 2, 2011, approximately $0.8 million remained outstanding on this obligation. In June 2006, the Lyle Berman Family Partnership, referred to as the partnership, purchased a portion of the unrelated third party receivable and will receive approximately $0.3 million per year of this obligation during the five-year term of the management contract for the Four Winds Casino Resort. Lyle Berman, our Chairman and Chief Executive Officer, does not have an ownership or other beneficial interest in the partnership. Neil I. Sell, a member of our Board, is one of the trustees of the irrevocable trusts for the benefit of Lyle Berman’s children that are the partners in the partnership.

Review and Approval of Related Party Transactions

Policy.  The Audit Committee is responsible for reviewing and approving (with the concurrence of a majority of the disinterested members of the Board of Directors) any related party and affiliated party transactions as provided in the Amended and Restated Audit Committee Charter adopted by the Board of Directors of the Company on April 14, 2010. In addition, the rules of The Nasdaq Stock Market provide that all related party transactions must be reviewed for conflicts of interest by the Audit Committee. In accordance with policies adopted by the Audit Committee, the following transactions must be presented to the Audit Committee for its review and approval:

1. Any transaction in which (i) the amount involved exceeds $120,000, (ii) the Company was or is to be a participant (within the meaning of Regulation S-K, Item 404(a)), and (iii) a related person (as defined in Regulation S-K, Item 404(a)) has or will have a direct or indirect material interest (within the meaning of Regulation S-K, Item 404(a)).

2. Any contract or other transaction between the Company and one or more directors of the Company, or between the Company and an organization in or of which one or more directors of the Company are directors, officers, or legal representatives or have a material financial interest within the meaning of Minnesota Statutes, Section 302A.255.

Procedure.  In addition to the Company’s Board of Directors complying with the requirements of Minnesota Statutes, Section 302A.255 with respect to any proposed transaction with a potential director’s conflict of interest, all proposed transactions covered by the policy must be approved in advance by a majority of the members of the Audit Committee, along with the concurrence of a majority of the disinterested directors of the Board of Directors. If a proposed transaction covered by the policy involves a member of the Audit Committee, such member may not participate in the Audit Committee’s deliberations concerning, or vote on, such proposed transaction.

Prior to approving any proposed transaction covered by the policy, the following information concerning the proposed transaction will be fully disclosed to the Audit Committee:

1. The names of all parties and participants involved in the proposed transaction, including the relationship of all such parties and participants to the Company and any of its subsidiaries.

2. The basis on which the related person is deemed to be a related person within the meaning of Regulation S-K, Item 404(a), if applicable.

3. The material facts and terms of the proposed transaction.

4. The material facts as to the interest of the related person in the proposed transaction.

5. Any other information that the Audit Committee requests concerning the proposed transaction.

The Audit Committee may require that all or any part of such information be provided to it in writing.

The Audit Committee may approve only those transactions covered by the policy that a majority of the members of the Audit Committee in good faith determine to be (i) fair and reasonable to the Company, (ii) on terms no less favorable than could be obtained by the Company if the proposed transaction did not involve a director or the related person, as the case may be, and (iii) in the best interests of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on the Section 16(a) forms furnished to us, we believe that all officers, directors and greater than ten percent shareholders met all applicable filing requirements under Section 16(a) during fiscal 2010.

PROPOSALS OF SHAREHOLDERS

To be eligible to include a shareholder proposal in our proxy statement for the 2012 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, we must receive the shareholder proposal on or before December 17, 2011.

Under our bylaws, a shareholder is eligible to submit a shareholder proposal outside the processes of Rule 14a-8 if the shareholder is of record based on the record date for determining shareholders entitled to vote at the annual meeting. The shareholder also must provide timely notice of the proposal to us. To be timely under our bylaws, we must receive advance notice of the proposal by March 3, 2011 (90 days before June 1, 2012, the anniversary of our 2011 Annual Meeting) or, if the 2012 Annual Meeting date is more than 30 days before or after June 1, 2012, advance notice of the proposal must be received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of the 2012 Annual Meeting. Any shareholder proposal notice must comply with the content and other requirements for such notices specified in our bylaws. In addition, we may exercise our discretion in voting for any proposal not submitted in accordance with our advance notice bylaws that is presented at the shareholders meeting. All written proposals should be submitted to Timothy J. Cope, President, Chief Financial Officer and Treasurer, 130 Cheshire Lane, Minnetonka, Minnesota 55305.

SOLICITATION

We will bear the cost of preparing, assembling and mailing the proxy, proxy statement and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter.

OTHER MATTERS

The Board of Directors does not intend to present to the Annual Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

LAKES ENTERTAINMENT, INC.

Timothy J. Cope,
President, Chief Financial Officer and
Treasurer

Appendix A

LAKES ENTERTAINMENT, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AMENDED AND RESTATED CHARTER

This Amended and Restated Charter of the Audit Committee of the Board of Directors (the “Board”) was adopted by the Board of Lakes Entertainment, Inc. (the “Company”) on April 11, 2011.

I.	Purpose.

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (“the “Board”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit performed by the Corporation’s independent accountant, who reports directly to the Committee.

•	Provide an open avenue of communication among the independent accountant, financial and senior management and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	Composition.

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations of the Securities and Exchange Commission (the “Commission”), Nasdaq and any other appropriate body), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee should have a working familiarity with basic finance and accounting practices, including being able to read and understand financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. The Committee shall endeavor to have, as one of its members, an individual who qualifies as an “audit committee financial expert” in compliance with the criteria established by the Commission and other relevant regulations at the time the regulations require disclosure of the existence of an audit committee financial expert. The existence of such audit committee financial expert, including his or her name and whether or not he or she is independent, or the lack of an audit committee financial expert, shall be disclosed in the Corporation’s periodic filings as required by the Commission.

Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting of the Board or until their successors have been duly elected and qualified. The Board may remove or replace Committee members at its discretion. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	Meetings.

The Committee shall meet in person or telephonically no less than four times during each fiscal year and may, in its discretion, delegate specific responsibilities to a subcommittee comprised of one or more members of the Committee. A majority of the members of the Committee shall constitute a quorum for transacting business at a meeting. The Committee may also take action by majority written consent. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent accountant to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountant in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.	Responsibilities and Duties.

To fulfill its responsibilities and duties, the Committee is expected to:

1.	Provide an open avenue of communication between the Corporation, the independent accountant and the Board.

2.	Maintain sole authority and responsibility for hiring and firing the independent accountant, and maintain direct responsibility for the appointment, compensation, and oversight of the independent accountant’s work (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountant shall report directly to the Committee.

3.	Assess the effectiveness of the Corporation’s internal control environment, and evaluate the need for an internal audit function; discuss with management any significant deficiencies in internal controls which could adversely affect the Corporation’s ability to record, process, summarize or report financial data.

4.	Confirm and assure the independence of the internal audit function and the independent accountant, including considering whether the independent accountant’s performance of permissible non-audit services and the compensations received for such services is compatible with the independent accountant’s independence.

5.	Review and pre-approve the independent accountant’s annual engagement letter and all audit and non-audit accounting services to be performed by the independent accountant (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), to the extent such services are permitted under applicable rules and regulation. By action of the Committee, the authority to grant pre-approval may be delegated to one or more designated members of the Committee who are independent members of the Board, with any such pre-approval to be reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investor in the Corporation’s periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended.

6.	Discuss the policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and mitigate such exposures.

7.	Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

8.	Consider and review with the independent accountant:

a.	The adequacy of the Corporation’s internal controls, including computerized information system controls and security.

b.	Any related significant findings and recommendations of the independent accountant together with management’s responses thereto.

9.	Review the following items with management and the independent accountant at the completion of the annual examination and recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K:

a.	The Corporation’s annual financial statements and related footnotes.

b.	The independent accountant’s audit of the financial statements and his or her report thereof.

c.	Any significant changes required in the independent accountant’s audit plan.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Other matters related to the conduct of the audit which are to be communicated to the Committee under SAS numbers 61 and 90.

10.	Review with management, and if appropriate, with the independent accountant, the interim financial results that are filed with the Commission or other regulators.

11.	Review with management legal and regulatory matters that may have a material impact on the financial statements, related Corporation compliance policies, and programs and reports received from regulators.

12.	Review and discuss with management and the independent accountant the Corporation’s critical accounting policies and estimates, all alternative treatments of financial information within GAAP discussed between the independent accountant and management, any significant changes in the application of accounting principles, and all other material written communications between the independent accountant and management.

13.	Review the internal controls report prepared by management for insertion into the annual report and, if applicable, the independent accountant’s attestation on the assertions of management that are contained in the internal controls report.

14.	Review with management and the independent accountant disclosures by the Corporation’s Chief Executive Officer and Chief Financial Officer in connection with their personal certification of the Corporation’s periodic reports or annual financial statements.

15.	Prepare and approve the audit committee report included in the Corporation’s annual proxy statement.

16.	Ensure there is a process for the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting and auditing matters.

17.	Ensure procedures are established for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, auditing, and internal accounting controls.

18.	Review and approve (with the concurrence of a majority of the disinterested members of the Board) any related party and affiliated party transactions.

19.	Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

20.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

21.	The Committee has the authority to engage and determine funding for outside legal, accounting or other advisors and to obtain advice and assistance from such outside advisors as deemed appropriate to perform its duties and responsibilities.

22.	Report to the Board as it deems appropriate and as the Board may request.

23.	Review the Committee’s charter at least annually and recommend to the Board any necessary or desirable amendments as conditions may dictate.

24.	Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

25.	The Committee will perform such other functions as assigned by law, the Corporation’s articles or bylaws or the Board.

V.	Limitation of Audit Committee’s Role.

It is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with GAAP. Also, nothing herein should be construed as imposing on the Committee responsibility to ensure compliance with laws and regulations and the ethics compliance program. Such matters are the responsibilities of management and the independent accountant of the Corporation. Consequently, the Committee is not responsible for providing any expert or special assurance regarding the Corporation’s financial statements and other financial information, any internal controls over financial reporting or any professional certification regarding the independent accountant’s work, including without limitation its reports on and review of the Corporation’s financial statements and other financial information and its reports on the Corporation’s internal controls over financial reporting. Members of the Committee should not be assumed to be accounting experts and are not deemed to have accepted a duty of care greater than other members of the Board.

Appendix B

LAKES ENTERTAINMENT, INC.

CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose.

The Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Lakes Entertainment, Inc. (the “Company”) is responsible for developing the overall corporate governance policies for the Company and for identifying, screening, recruiting and presenting director candidates to the Board. The Committee provides assistance to the Board in the areas of committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices.

II.	Organization.

The Committee shall consist of two or more directors, each of whom shall satisfy the applicable independence requirements of The Nasdaq Stock Market and any other regulatory requirements that may be applicable to the Committee from time to time (“Independent Directors”).

Committee members shall be appointed by the Board on an annual basis. Committee members shall serve until their resignation, retirement, removal by the Independent Directors or until their successors are duly appointed and qualified. Committee members may be removed by the Board in its sole discretion for any reason or no reason. The Board may fill any vacancy on the Committee. The chair of the Committee shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chair by vote of a majority of the full Committee.

The Committee may form and delegate authority to subcommittees as the Committee may deem appropriate in its sole discretion, provided that the subcommittees are composed entirely of Independent Directors.

III.	Structure and Meetings.

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities but in no event less than twice annually. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

The chair of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chair of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Committee shall prepare minutes of each meeting, which shall be provided to all Committee members and the entire Board at the next regularly scheduled meeting of the Committee or the Board, as applicable. In addition, the Committee shall make regular reports to the Board and will propose any necessary action to the Board.

IV.	Goals and Responsibilities.

In furtherance of its purposes, the Committee shall:

(i)	develop and recommend to the Board a set of corporate governance principles applicable to the Company, and review and reassess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate;

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(ii)	evaluate the composition, organization and governance of the Board, determine future requirements and make recommendations to the Board for approval;

(iii)	determine desired Board and committee skills and attributes;

(iv)	review candidates for Board membership consistent with the Board’s criteria for selecting new directors, including a review of candidates for Board membership recommended by shareholders;

(v)	annually recommend a slate of nominees to the Board to be considered for election or re-election at the Company’s annual shareholders’ meeting;

(vi)	conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;

(vii)	review and evaluate on an annual basis the performance of the Board, including conducting surveys of director observations, suggestions and preferences, and other procedures established by the Committee from time to time;

(viii)	evaluate and consider matters relating to the qualifications and retirement of directors;

(ix)	develop a plan for, and consult with the Board regarding, management succession;

(x)	consider questions of possible conflicts of interest of Board members and of executive officers;

(xi)	identify and bring to the attention of the Board current and emerging corporate governance trends and issues that may affect the Company’s business operations, performance, public image or compliance with applicable laws;

(xii)	generally advise the Board on corporate governance matters;

(xiii)	review and approve the Company’s Code of Ethics for directors, officers and employees;

(xiv)	assist the Independent Directors in holding regularly scheduled meetings at which only Independent Directors are present;

(xv)	recommend to the Board policies regarding processes by which shareholders of the Company may communicate with the Board and individual directors;

(xvi)	advise the Board on (a) committee member qualifications, (b) appointments, removals and rotation of committee members, (c) committee structure and operations (including authority to delegate to subcommittees), and (d) committee reporting to the Board;

(xvii)	review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

(xviii)	perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, Bylaws and governing law as the Committee or the Board deems appropriate.

V.	Committee Authority; Resources.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense, such advisors as it deems necessary to assist with such investigations or studies. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to advisors hired by the Committee.

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Appendix C

LAKES ENTERTAINMENT, INC.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

AMENDED AND RESTATED CHARTER

This Amended and Restated Charter of the Compensation Committee of the Board of Directors (the “Board”) was adopted by the Board of Lakes Entertainment, Inc. (the “Company”) on February 28, 2011.

I.	Purpose.

The primary purpose of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Board relating to compensation of the Company’s outside directors, the Company’s Chief Executive Officer and other executive officers, and administration of the Company’s equity compensation plans.

II.	Membership and Procedures.

The Committee shall be comprised of not less than two members, each of whom satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code.

Committee members will be appointed by the Board on an annual basis after nomination by the Corporate Governance Committee of the Board. Committee members shall serve until their resignation, retirement, removal by the Board or until their successors are duly appointed and qualified. Committee members may be removed by the Board in its sole discretion for any reason or no reason. The Board may fill any vacancy on the Committee. The chair of the Committee shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chair by vote of a majority of the full Committee. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided that the subcommittees are composed entirely of independent directors as provided in the foregoing paragraph.

III.	Meetings.

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities but in no event less than twice annually. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. Meetings may be held either in person or telephonically and at such times and places as the Committee determines. A majority of the members of the Committee shall constitute a quorum for transacting business at a meeting. The Committee may also take action by majority written consent.

The chair of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chair of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Committee shall prepare minutes of each meeting, which shall be provided to all Committee members and the entire Board at the next regularly scheduled meeting of the Committee or the Board, as applicable. In addition, the Committee shall make regular reports to the Board and will propose any necessary action to the Board.

IV.	Key Responsibilities.

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge as circumstances require.

•	Review the adequacy of the Company’s compensation philosophy, plans and programs in general on an annual basis, comparing such plans and programs to those utilized by the Company’s peer group; review the appropriateness of management incentives to ensure that such incentives are aligned with the interests of the Company’s shareholders; report the results of, and recommendations resulting from, such reviews to the Board.

•	Oversee Company-wide compensation risk and review on an annual basis whether the risks arising from the Company’s compensation policies and practices with respect to its employees generally are reasonably likely to have a material adverse effect on the Company.

•	Review periodically executive compensation at the Company, such as salary, bonus, equity-based incentives and miscellaneous benefits, and modify as necessary to optimize performance and remain competitive.

•	Meet with the Company’s management, and if deemed appropriate, independent outside professional compensation advisors to review current trends and practices in executive compensation and disclosure requirements under various securities rules and regulations.

•	Review and approve all compensation arrangements between the Company and its executive officers (the Company’s Chief Executive Officer may be present at the meeting deliberations on this subject, but is not allowed to vote on these matters).

•	Review and approve the Company’s goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and have sole authority to determine the Chief Executive Officer’s compensation level based on this evaluation (the Company’s Chief Executive Officer may not be present during the deliberations or vote on these matters).

•	Review and approve any agreements, including employment, severance and change in control agreements and plans, and other similar arrangements, if any, for the Chief Executive Officer and the other executive officers.

•	To the extent required by Regulation S-K, review and discuss the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for inclusion in the Company’s annual shareholder meeting proxy statement, Annual Report on Form 10-K or information statement, as the case may be, and based on such review and discussion determine whether or not to recommend to the Company’s Board of Director that such Compensation Discussion and Analysis be included in such filing.

•	Provide recommendations to the Board on compensation related proposals to be considered at the Company’s annual meeting of shareholders, including, to the extent required by SEC regulations, the frequency with which the Company should submit to shareholders an advisory vote on executive compensation or say-on-pay.

•	Prepare and issue a compensation committee report for inclusion in the Company’s annual shareholder meeting proxy statement in accordance with applicable rules and regulations of the SEC and Nasdaq and any other report or other disclosure required to be prepared by the Committee pursuant to the rules of the SEC and Nasdaq for inclusion in the Company’s annual shareholder meeting proxy statement or other SEC filings.

•	Administer all equity compensation plans and grant awards under these plans in a manner consistent with each plan’s intended purpose and recommend changes in such plans to the Board as needed; provided, however, the Committee may delegate to the President authority to grant awards under the

Company’s equity compensation plans to persons who are not serving as executive officers of the Company or deemed to be a “named executive officer” of the Company within the meaning of SEC rules and regulations; provided further, that no such award for any one individual may exceed 10,000 shares without the prior approval of the Committee.

•	Establish and approve cash and equity compensation for members of the Board and annually compare such compensation to companies within the Company’s peer group and to companies of comparable size.

•	Investigate or have investigated any variance or matter of concern brought to the Committee’s attention that is within the scope of its duties.

•	Evaluate its own performance on an annual basis and present the results of such evaluation to the Board.

•	Review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

•	Perform all other duties and responsibilities delegated to the Committee by the Board of Directors.

V.	Authority.

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of the Chief Executive Officer or executive officer compensation. The Committee shall have the sole authority to approve such consultant’s fees and other retention terms. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors hired by the Committee.

ANNUAL MEETING OF
SHAREHOLDERS
Doubletree Park Place Hotel
1500 Park Place Boulevard
Minneapolis, Minnesota
June 1, 2011
3:00 P.M.

LAKES ENTERTAINMENT, INC. FOR ANNUAL MEETING OF SHAREHOLDERS — June 1, 2011	proxy

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on June 1, 2011.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3.
By signing the proxy, you revoke all prior proxies and appoint Lyle Berman and Timothy J. Cope, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

Shareholder Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the manner as if you marked, signed and returned your proxy card.

• INTERNET — www.eproxy.com/laco Use the Internet to vote your proxy until 12:00 p.m. (CDT) on May 31, 2011.

• PHONE — 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on May 31, 2011.

• MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this proxy statement and “FOR” the ratification of the appointment of PBTK as our independent registered public accounting firm for the 2011 fiscal year.
1.	Election of directors:

01 Lyle Berman 04 Ray Moberg	02 Timothy J. Cope 05 Larry C. Barenbaum	03 Neil I. Sell 06 Richard D. White	☐	FOR all nominees (except as marked to the contrary below)	☐	WITHHOLD vote for all nominees listed

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the box provided to the right.)

2.	The ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the 2011 fiscal year	☐	For	☐	Against	☐	Abstain

3.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting	☐	For	☐	Against	☐	Abstain
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	Dated: , 2011

Signature(s) in Box
(Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)